                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                       [X]

Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11c or Rule 14a-12

INTERSYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;

     (4)  Proposed maximum aggregates value of transaction:

     (5)  Total Fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing fee for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                PRELIMINARY COPY
                               INTERSYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 24, 2001


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of InterSystems, Inc. (the "Company") to be held on Wednesday, October 24, 2001, at 10:00 a.m. at Courtyard Marriott, 245 Half Mile Road, Red Bank, New Jersey 07701 for the following purposes:

     1.   To elect four directors;

     2. To approve, adopt and ratify an amendment to the Company's 1997 Stock Option Plan;

     3. To authorize the Company's Board of Directors to cause to be filed an amendment to the Company's Certificate of Incorporation changing the name of the Company to EquiFin, Inc.; and

     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on September 10, 2001,will be entitled to notice of and to vote at the meeting.

     Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                                    By Order of the Board of Directors




                                    Secretary


Spring Lake, New Jersey

____________, 2001

                                                                PRELIMINARY COPY

                               INTERSYSTEMS, INC.
                                 1011 HIGHWAY 71
                          SPRING LAKE, NEW JERSEY 07762

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

     The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, October 24, 2001, and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the Secretary of the Company.

     The Board of Directors has fixed the close of business on September 10, 2001, as the record date for the meeting. On that date, the Company had outstanding _______ shares of common stock, $.01 par value ("Common Stock). Only stockholders of record of Common Stock at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held and may vote in person or by proxy authorized in writing. Holders of the Company's Common Stock have no cumulative voting rights. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum.

     All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless such proxies have been previously revoked. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the Board of Directors' nominees for directors, FOR the amendment to the Company's 1997 Stock Option Plan, and FOR the change of the Company's name. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The principal executive offices of the Company are located at 1011 Highway 71, Spring Lake, New Jersey 07762.

     This Proxy Statement is being mailed to stockholders of the Company on or about September 12, 2001.

                              ELECTION OF DIRECTORS

     In 1988, the Company adopted a classified Board of Directors, which divided the directors into three classes. At each annual meeting, the successors to the class of directors whose term expires at that meeting are elected to serve a three-year term and until their successors are elected and qualified. The Company did not have an annual meeting during 2000. Accordingly the directors whose term expired in 2000 are nominees for re-election together with those directors whose term expired in 2001; however, the directors whose term expired in 2000 are nominees to serve until the Annual Meeting of Stockholders in the year 2003 and the directors whose term expired in 2001 are nominees to serve until the Annual

Meeting of Stockholders in the year 2004. The directors will serve until their successors are elected and qualified. The nominees named by the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2003 are Messrs. Albanese and Murphy. Mr. Murphy is currently a director of the Company. Mr. Albanese has been nominated as a director to fill the vacancy created by the resignation of William Lurie from the Board in 2000. The nominees named by the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2004 are Messrs. Werblin and Stieglitz, who are currently directors of the Company.

     The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the four nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

     The nominees and directors are presented below by class.

                                                 Director of         Term as
                                                 The Company         Director
     Name                            Age         Since               Expires In
     ----                            ---         -----               ----------
Nominees for Director:

Daniel T. Murphy                      62          1986                2000
Lee Albanese                          44          --                  --

Thomas D. Werblin                     46          2001                2001
John E. Stieglitz                     70          1991                2001

Other Directors:

Walter M. Craig, Jr                   47          1993                2002
Allen H. Vogel                        52          2001                2002


     In April 2001, in connection with an investment in the Company by Coast Capital Partners, L.L.C. ("Coast Capital"), of which Walter M. Craig, Jr. is managing director and sole member, Messrs. Pearlman and Lawi resigned from the Company's Board of Directors and the vacancies created thereby were filled by Messrs. Werblin and Vogel, who were nominated by Coast Capital. Pursuant to an agreement with the Company, Coast Capital is entitled to nominate at least one additional director to the Company's Board of Directors to be included in the nominees to be submitted for election to the Company's stockholders at their first Annual Meeting following such investment, so that, if all such nominees are elected by the Company's stockholders, immediately following such meeting, Coast Capital's nominees will constitute a majority of the Company's directors. Mr. Albanese is the third nominee selected by Coast Capital for the Board of Directors. Pursuant to a stockholders agreement with Messrs. Pearlman and Lawi and Helm Capital Group, Inc. ("Helm"), of which Messrs. Pearlman and Lawi are officers and directors, until March 31, 2006, Messrs. Pearlman, Lawi and Helm will vote their shares of the Company's capital stock to elect to the Company's Board of Directors the nominees of Coast Capital.

PRINCIPAL OCCUPATION OVER THE PAST FIVE YEARS AND
OTHER DIRECTORSHIPS OF NOMINEE OR DIRECTOR

DANIEL T. MURPHY Mr. Murphy joined the Company in May 1984 as Vice President-Finance and Operations and served as Executive Vice President of Operations and Chief Financial Officer of the Company from 1985 until September 1997, and from July 1999 to date. Since April 2001, Mr. Murphy has also been a partner in Tatum CFO Partners, L.L.P., which specializes in placing temporary Chief Financial Officers. Mr. Murphy was Vice President and Chief Financial Officer of Helm from May 1998 until May 2001. From September 1995 until December 1998, he was Vice President and Chief Financial Officer of Unapix Entertainment, Inc. ("Unapix"), a public company which was engaged in marketing and distributing films and television products, and from December 1998 until December 2000 he served as Unapix's treasurer. Unapix filed for protection under Chapter 11 of the Federal Bankruptcy Code in November 2000.

LEE ALBANESE Mr. Albanese is a nominee for Director. He has been engaged in the private practice of corporate and securities law in New Jersey since 1982. He has been an equity member of the law firm of St. John & Wayne, L.L.C. for over ten years.

THOMAS D. WERBLIN Mr. Werblin was appointed a director of the Company in April 2001 to fill a vacancy created by the resignation of Herbert M. Pearlman. From September 1997 until the present he has been Executive Vice President of Creative Children's Group, developing a comprehensive licensing program for an educational television program. From January 1995 until August 1997, Mr. Werblin was Senior Vice President of Marketing and Communications for New York City Off-Track Betting Corporation. Prior to such time, Mr. Werblin held other marketing and operational executive positions, including being Senior Vice President, Chief Operating Officer and General Manager of Cosmos Soccer Club, a division of Time Warner.

JOHN E. STIEGLITZ Mr. Stieglitz was elected to the Board of Directors of the Company in December 1991. Mr. Stieglitz is Chairman Emeritus of Conspectus, Inc., a privately held company engaged in providing consulting services to the professional investment communities in the area of executive recruiting. Mr. Stieglitz has been a director of Helm since 1986 and a director of Seitel, Inc. ("Seitel") since 1989. Seitel is a New York Stock Exchange company engaged in acquiring and marketing seismic information to the oil and gas industry.

WALTER M. CRAIG, JR. Mr. Craig has been the President and Chief Executive Officer of the Company since August 2000. He has been Chairman of the Board of Directors since April 2001. For the past eight years, Mr. Craig has been President and a Director of PLB Management Corp., the general partner of The Mezzanine Financial Fund, L.P. (the "Fund"), a Delaware limited partnership which makes collateralized loans to companies. Mr. Craig has been a Director of Seitel since 1987 He also served as Executive Vice President and Chief Operating Officer of Helm Capital Group, Inc. ("Helm"), a publicly held company, from 1993 until November 1999.

ALLEN H. VOGEL Mr. Vogel was appointed a director of the Company in April 2001 to fill a vacancy created by the resignation of David S. Lawi. From January 2000 until the present he has been President and a Director of Alladin Investments, Inc., which private group has acquired and now operates a plastic injection molding company. During the same period he has been a Managing Member of V-4, LLC, and SJ3, LLC, Real Estate Holding Companies. He was a Senior Vice President of Century Business Credit Corp. from 1990 until December 1999 and Vice President of Fidelcor Business Credit Corp. from 1984 until 1990.

COMMITTEES AND ATTENDANCE

     During 2000, the Company's Board of Directors held four meetings, which were attended by all of the directors then in office.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a Nominating Committee.

     During 2000 the Executive Committee was comprised of Messrs. Pearlman, Lawi and Zeidman. Messrs. Pearlman and Lawi resigned from the Company's Board of Directors in April 2001. The Executive Committee is currently comprised of Mr. Vogel, who became a director in April 2001, and Fred Zeidman (whose term in office as a director will expire at the 2001 Annual Meeting). The function of the Executive Committee is to act on an interim basis for the full Board. The Executive Committee did not meet separately from the full Board of Directors during 2000.

     Mr. Stieglitz presently is the only member of the Audit Committee. During 2000, the Audit Committee was comprised of Messrs. Stieglitz and Lurie, until Mr. Lurie's resignation from the Board of Directors in March 2000. Immediately following the 2001 Annual Meeting, Mr. Vogel will become a member of the Audit Committee. Mr. Albanese will also become a member of the committee, subject to his election to the Board of Directors. The sole member of the Audit Committee is, and the two additional members of the Audit Committee when they join the Audit Committee are expected to be, independent, as defined in Section 121(A) of the American Stock Exchange's Listing Standards. The Audit Committee met separately from the entire Board three times during 2000. The functions of the Audit Committee are to select the independent accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate. A copy of the written charter for the Audit Committee adopted by the Board of Directors is attached as Exhibit A to these proxy materials.

     Messrs. Werblin and Stieglitz presently are the members of the Compensation and Stock Option Committee (the "Compensation Committee") During 2000, the Compensation Committee was comprised of Messrs. Stieglitz and Lurie, until Mr. Lurie's resignation from the Board of Directors in March 2000, after which time, Mr. Stieglitz served as the sole member of such committee. The purpose of the Compensation Committee is to advise management on the compensation of the Company's executive officers. The Compensation Committee did not meet separately from the full Board of Directors during 2000.

SIGNIFICANT EMPLOYEES

     In addition to those directors who are also executive officers, the Company has one additional significant employee. Scott Owens, 37, has served as President of the Company's wholly-owned subsidiary, Chemtrusion, Inc. ("Chemtrusion") since 1993. In this capacity, he is responsible for the operations, and oversees all aspects of facility expansion, at both the Houston and Indiana facilities of Chemtrusion. Prior to 1993, Mr. Owens was employed by Chemtrusion in various capacities including Project Engineer, Site Manager, Vice President of Manufacturing and Executive Vice President.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

    Set forth below is certain information as of August 10, 2001 concerning the beneficial ownership of Common Stock (the Company's only class of voting securities) held by each person who is the beneficial owner of more than 5% of the Common Stock, and by each director and nominee for director, each of the Named Executive Officers and by all executive officers and directors (including nominees for director) of the Company as a group.

                                           Amount and Nature
                                           of Beneficial             Percent of
Name                                       Ownership (1)(2)          Class (2)
----                                       -----------------         ----------
BENEFICIAL HOLDERS
Coast Capital Partners, L.L.C.             1,777,778 (3)(4)              19.0%
1011 Highway 71
Spring Lake, New Jersey 07762

Helm Capital Group, Inc.                   1,088,399 (4)(5)              14.3%
537 Steamboat Road
Greenwich, CT  06830

Herbert M. Pearlman                          879,957 (4)(6)              10.8%
537 Steamboat Road
Greenwich, CT  06830

Strategic Growth                             678,000 (7)                  8.4%
International, Inc.
111 Great Neck Road
Great Neck, N.Y.  11021

David S. Lawi                                454,923 (4)(8)               5.8%
537 Steamboat Road
Greenwich, CT 06830

                                           Amount and Nature
                                           of Beneficial             Percent of
Name                                       Ownership (1)(2)          Class (2)
----                                       -----------------         ----------
William Walters                              451,500                      5.9%
c/o Whale Securities Co., L.P.
650 Fifth Avenue
New York, New York  10019

OFFICERS AND DIRECTORS

Walter M. Craig, Jr.                       2,128,528 (4)(9)              22.5%
1011 Highway 71
Spring Lake, New Jersey

Fred S. Zeidman                              668,163 (10)                 8.2%
2104 Chilton Road
Houston, Texas 77019

Daniel T. Murphy                              25,232 (11)                  *
John E. Stieglitz                             33,290                       *
Scott Owens                                   75,156 (12)                  *
Allen H. Vogel                                41,231 (13)                  *
Thomas D. Werblin                             28,410 (14)                  *
Lee Albanese                                       -                       -

All executive officers
directors as a group (8 persons)           3,000,010 (15)                29.6%
--------------------------------
* LESS THAN 1%


(1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

(2) Includes shares that may be acquired within 60 days by any of the named persons upon exercise of any right.

(3) Consists of 1,500,000 shares issuable upon conversion of $750,000 principal amount of convertible notes due March 31, 2006 and 277,778 shares issuable upon conversion of $250,000 principal amount of convertible notes due March 31, 2006. Mr. Craig is the managing director and the sole member of Coast Capital Partners, LLC. ("Coast Capital"); if Coast Capital and Mr. Craig are considered a group, it would beneficially own 2,128,498 shares of Common Stock constituting beneficial ownership of 22.5% of the Common Stock.

(4) Pursuant to a stockholders agreement, Messrs. Pearlman and Lawi, Helm Capital Group, Inc. ("Helm") and Coast Capital have agreed to vote their shares to elect individuals nominated by Coast Capital to the Board of Directors. If Messrs. Pearlman, Lawi, Helm and Coast Capital were considered a group, it would beneficially own 4,201,057 shares constituting beneficial ownership of 41.1% of the Company's Common Stock. Mr. Craig is a managing director of Coast Capital. If he were also considered part of the group, it would beneficially own

     4,551,777 shares constituting beneficial ownership of 44.0% of the Company's Common Stock.

(5) Includes shares issuable upon exercise of Common Stock Purchase Warrants expiring December 31, 2001 at $2.00 per share (the "Dividend Warrants") (6,035).

(6) Includes shares issuable upon exercise of stock options expiring September 2002 with an exercise price of $1.50 (the "1997 Options") (100,000), Dividend Warrants (77,551), Common Stock Purchase Warrants expiring October 29, 2001 having an exercise price of $1.375 per share (the "1996 Warrants") (60,000), and shares issuable upon exercise of stock options expiring December 2009 with an exercise price of $.50 per share (the "2001 Options") (300,000).

(7) Includes 60,000 shares held by each of two principals of Strategic Growth International, Inc. "SGII"), Stanley Altschuler and Richard Cooper. Also includes 450,000 shares that are issuable upon exercise of a like amount of Common Stock Purchase Warrants expiring June 11, 2002 at $1.125 per share held by SGII, and 30,000 shares that are issuable upon exercise of a like amount of Common Stock Purchase Warrants expiring June 11, 2002 at $1.375 per share held each of Messrs. Altschuler and Cooper.

(8) Includes shares issuable upon exercise of 1997 Options (50,000), Dividend Warrants (53,875), 1996 Warrants (60,000), and 2001 Options (150,000).

(9) Includes shares issuable upon exercise of options expiring November 30, 2010 and having an exercise price of $.25 per share (100,000) and upon exercise of Dividend Warrants (3,750). Also includes: (i) 200,000 shares that Mr. Craig purchased from the Company in December 2000 at a price of $.23 per share; and (ii) 1,777,778 shares of Common Stock beneficially owned by Coast Capital, of which Mr. Craig is the managing director and the sole member (See Footnote 3 above). If the shares beneficially owned by Coast Capital are not included in the shares owned by Mr. Craig, then he would beneficially own 350,750 shares of Common Stock constituting beneficial ownership of 4.6% of the Common Stock.

(10) Includes shares issuable upon exercise of stock options (400,000), 1996 Warrants (30,000) and 1997 Options (100,000).

(11) Includes shares issuable upon exercise of Dividend Warrants (4,000).

(12) Includes 75,000 shares issuable upon exercise of stock options.

(13) Includes 39,231 shares issuable upon exercise of options having an exercise price of $.40 per share and expiring in April 2006.

(14) Includes 20,000 shares issuable upon exercise of options having an exercise price of $.40 per share and expiring April 2006.

(15) Includes shares issuable upon exercise of stock options (634,231), 1997 Options (100,000), Dividend Warrants (7,750), and 1996 Warrants (30,000). Also includes the following shares that are beneficially owned by Coast Capital, of which Mr. Craig is the managing director and the sole member:
     1,500,000 shares issuable upon conversion of $750,000 principal amount of convertible notes due March 31, 2006, and 277,778 shares issuable upon conversion of $250,000 principal amount of convertible notes due December 31, 2005. If the amount of shares that are beneficially owned by Coast Capital are not included in the amount beneficially owned by the officers and directors, then they would beneficially own 1,222,232 shares constituting beneficial ownership of 14.6% of the Common Stock. The amount set forth does not include any shares held by Herbert M. Pearlman or David
     S. Lawi, neither of whom, as of April 26, 2001, was an officer or director of the Company. The amount set forth also does not include any amounts owned by Helm. If shares owned by Messrs. Pearlman, Lawi and Helm are also included in such shares, then the directors and officers as a group would beneficially own 5,423,289 shares constituting beneficial ownership of 49.37% of the Common Stock (See Footnote 4).

     In April 2001, in connection with an investment in the Company by Coast Capital Partners, LLC ("Coast Capital"), of which Walter M. Craig, Jr. is managing director and the sole member, Messrs. Pearlman and Lawi resigned from the Company's Board of Directors and the vacancies created thereby were filled by Messrs. Vogel and Werblin, who were nominated by Coast Capital. Pursuant to an agreement with the Company, Coast Capital is entitled to nominate at least one additional director to the Company's Board of Directors to be included in the nominees to be submitted for election to the Company's stockholders at their first Annual Meeting following Coast Capital's investment, so that, if all such nominees are elected by the Company's stockholders, immediately following such meeting, Coast Capital's nominees will constitute a majority of the Company's directors. Mr. Albanese is the third nominee selected by Coast Capital for the Board of Directors. Pursuant to a stockholders agreement with Messrs. Pearlman and Lawi and Helm Capital Group, Inc. ("Helm"), of which Messrs. Pearlman and Lawi are officers and directors, until March 31, 2006, Messrs. Pearlman, Lawi and Helm will vote their shares of the Company's capital stock to elect to the Company's Board of Directors the nominees of Coast Capital.

                             EXECUTIVE COMPENSATION

     Set forth below is certain information with respect to cash and non-cash compensation awarded to, earned by or paid to the Company's Chief Executive Officer and other executive officers who earned at least $100,000 during 2000 (such officers, the "Named Executive Officers"). See "Employment Arrangements; Termination of Employment Arrangements" below.

                           SUMMARY COMPENSATION TABLE

Name and                           Annual Compensation                      All Other Compensation(2)
Principal                          -------------------                      -------------------------
Position                        Year    Salary           Bonus(1)
---------                       ----    ------           --------
WALTER M. CRAIG, JR.            2000    $ 11,076             -                             -
President and Chief
Executive Officer from
8/15/00 until present,
Chairman from 4/25/01
until present (3)

HERBERT M. PEARLMAN,            2000     100,000             -                         60,246
Chairman until 4/25/01;         1999     100,000          146,476                      60,246
Chief Executive Officer         1998     100,000           20,934                      76,250
12/1/99 until 8/15/00

SCOTT OWENS                     2000     125,000           23,272
President, and Chief            1999     125,000           26,759                          -
Executive Officer               1998     125,000            6,729                          -
Chemtrusion, Inc.

(1) For 1999 consists primarily of bonus based upon gain of sale of business of InterSystems Nebraska.

(2)  Represents premiums on insurance policies and auto allowance.

(3) No information is provided for years prior to 2000, as Mr. Craig was not an executive officer of the Company for all or any part of such years.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth aggregated option exercises in the last fiscal year, if any, the number of unexercised options and fiscal year-end values of in-the-money options for the Named Executive Officers. All options were out-of-the-money at December 31, 2000. No options were granted to officers in 2000.

                                                                 Value of
                                              Number of          Unexercised
                 Shares                       Unexercised        In-the-money
                 Acquired                     Options at         Options at
                 on                           Fiscal year end    Fiscal year end
                 exercise     Value           Exercisable/       Exercisable/
Name               (#)        Realized ($)    Unexercisable      Unexercisable
----             --------     ------------    -------------      -------------
WALTER M.
CRAIG, JR.         -             -                  -                  -  /  -

HERBERT M.
PEARLMAN           -             -              100,000/ -             -  /  -

SCOTT OWENS        -             -              75,000/-               -  / -


                             EMPLOYMENT ARRANGEMENTS

The specific material terms of the agreements for the Named Executive Officers of the Company are set forth below. The Company has not entered into an employment agreement with Mr. Owens.

Craig Agreement

     In April 2001, Mr. Craig entered into an employment agreement with the Company which provides for his employment as President and Chief Executive Officer of the Company for a term ending on March 31, 2006, with a three-year evergreen renewal feature thereafter. The agreement provides for a base salary of $185,000 for the remainder of 2001, with annual increases, for each calendar year during the term of the contract, based upon the percentage increase in the Consumer Price Index for the New York metropolitan region for the previous calendar year. Mr. Craig is also entitled to receive an annual bonus equal to the greater of (i) $20,000 or (ii) 5% of the Company's consolidated pre-tax profits.

     If, at any time during the term of his employment agreement, directors are elected by stockholders and immediately following such election individuals recommended by Coast Capital do not constitute a majority of the Company's directors or substantially all of the Company's assets are sold, such that the value of the transaction (less deduction for associated expenses) is in excess of an amount equal to two times the Company's book value at December 31, 2000, plus the Company's after tax profits for each fiscal quarter since December 31, 2000 (the "Net Worth"), then Mr. Craig is entitled to receive a payment equal to the greater of (x) 1% of the amount by which the value of the transaction exceeds the Net Worth or (y) two times the average of Mr. Craig's total compensation from the Company over the prior three years. Under such circumstances, his employment contract remains in full force and effect.

     The agreement provides that upon the expiration of the term of his employment, Mr. Craig is entitled to a severance payment equal to 1/12 of his most recent annual salary and bonus compensation multiplied by the total number of years he was employed by the Company, with a minimum payment based upon ten years of service. If employment continuation is offered but declined by Mr. Craig, he may, at his option, act as a consultant to the Company for two years at 50% of his latest annual salary and incentives, during which time he will not provide services for any competitors. If Mr. Craig dies during the term of the agreement, or during any severance period, his estate is entitled to compensation for the period of time remaining, but not in excess of 24 months. In the event Mr. Craig becomes disabled, he is entitled until age 65 to disability payments in an amount equal to the greater of 60% of his base salary or $15,000 per month (which includes disability payments from state or federal authorities), as well as the severance payment described above.

     Mr. Craig's employment agreement also provides for the grant to him of 100,000 common stock purchase options, each having an exercise price of $.25 per share, expiring in March 2011 and which are immediately exercisable. Mr. Craig's employment contract also provides for the grant to him of a total of 300,000 common stock purchase options each expiring in March 2011 and which do not become exercisable until September 2010. The options are comprised of six groups, each in the amount of 50,000 options and having exercise prices of $.25, $.50, $.75, $1.00, $1.25 and $1.50. The options may become exercisable prior to September 2010 based upon the Company's achieving specified levels of cumulative pre-tax earnings during the term of the contract. The options with the $.25 exercise price will become exercisable pro-rata based upon the Company's cumulative pre-tax earnings during the term of the contract up to an earnings threshold of $500,000 (so that, for example, when cumulative pre-tax earnings have totaled $250,000 one-half of such options would be exercisable). This earnings level increases by $500,000 with each increase of $.25 in exercise price, so that, for example, the options with an exercise price of $.50 will become exercisable for cumulative pre-tax earnings of between $500,001 and $1,000,000 and the options with an exercise price of $1.50 will become exercisable based upon cumulative pre-tax earnings of between $2,500,001 and $3,000,000.

Pearlman Agreement

     Mr. Pearlman received compensation during 2000 pursuant to an employment agreement which provided for a bonus of 5% of the Company's earnings before taxes ("EBT") and a base salary of $100,000 which was to be increased to $125,000 when EBT exceeded $1 million, $150,000 when EBT exceeded $1.5 million, $175,000 when EBT exceeded $2.0 million and $200,000 when EBT exceeded $2.5 million. The contract had a term expiring on June 30, 2002, with a two-year evergreen renewal feature thereafter. Upon a change in control of the Board, the agreement provided that Mr. Pearlman could terminate his employment under the agreement upon 18 months notice and receive, upon conclusion of that period, after diligently carrying out his duties, a lump sum severance payment equal to 18 months salary. The agreement provided that upon the expiration of the term, if Mr. Pearlman's employment was not continued, he would have been entitled to a severance payment of two years' salary continuation (unless employment was secured elsewhere). If employment continuation was offered but declined by Mr. Pearlman, he was required to act as a consultant for two years at 50% of his latest salary, during which time he could not provide services for any competitors.

     In April 2001, the Company and Mr. Pearlman cancelled this employment agreement and entered into a new employment agreement. The new agreement has a term expiring in December 2009 and provides for: a base salary of $60,000; an office expense allowance in 2001 of $36,000 that decreases each year until it reaches $15,000 during 2005 and remains at that level for the duration of the contract; and an insurance allowance, to be applied to premium payments on life insurance policies payable to beneficiaries of Mr. Pearlman's choice, of approximately $40,000 per year during 2001 that decreases by $6026, per year until it reaches $16,069 during 2005, after which time no additional insurance allowances are payable. Pursuant to his new employment contract, Mr. Pearlman received options entitling him to purchase 300,000 shares of the Company's common stock at a price of $.50 per share and expiring in December 2009.

COMPENSATION OF DIRECTORS

     Non-employee directors receive a fee of $6,000 in cash and $6,000 of common stock for each year of services they render to the Company, the common stock is valued, on December 31 of each such year. The Company reimburses the directors for expenses reasonably incurred in the furtherance of their duties. Messrs. Werblin and Vogel were each granted 20,000 options in April 2001 when they became directors of the Company. Each such option is immediately exercisable, has an exercise price of $.40 per share and expires in April 2006. In April 2001, Mr. Vogel was granted an additional 200,000 options in connection with advice he is rendering with respect to the Company's structured finance operations; each such option entitles him to purchase one share of common stock at $.40 per share and expires in April 2006. The options granted to Mr. Vogel for such advice do not become exercisable until October 2005, subject to earlier exercisability upon the satisfaction of certain conditions.

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Compensation Committee of the Board of Directors consisted of Mr. John Stieglitz, who is not and was not an officer of the Company or its subsidiaries. No executive officer of the Company served as a member of the Compensation Committee, or in the absence of such a committee, as a director of another entity, one of whose executive officers served as a member of the Company's compensation committee.

            COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based upon a review of reports and amendments thereto furnished to the Company during, and with respect to, its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed were filed on a timely basis.

                   COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     During 2000 the Company's Compensation Committee did not meet separately from the entire Board of Directors. Accordingly, during that year, the entire Board of Directors reviewed executive compensation.

     The Company's policies underlying compensation decisions are designed to attract and retain talented executives, to motivate Company executives to achieve the Company's goals, and to link executive and stockholder interests through equity based compensation. The Company attempts to enter into employment agreements with its executive officers because it believes that doing so fosters the Company's continued growth and stability. The Company pays a base salary to its executive officers with, in most cases, the opportunity to earn significant additional cash compensation in the form of annual bonuses based upon the Company's or a specific division's or subsidiary's operating results. The intent of the Board of Directors is to provide its executive officers with a strong incentive based compensation package for the purpose of improving the operating performance of the Company.

     (A) Base Salary

     A significant portion of each executive officer's total compensation consists of his salary. Mr. Pearlman, who was the Chief Executive Officer of the Company during a portion of 2000, i.e. until August 15 of such year, was paid a base salary of $100,000 for 2000 which was the same base salary paid to him in 1999. Pursuant to his then contract, Mr. Pearlman's base salary remained the same in 2000 because the Company's operating pre-tax profits in 1999 did not exceed the specified threshold of $1,000,000 to increase to $125,000. Mr. Craig's total salary paid to him in 2000 was $11,076. His salary was based upon his having been the Company's Chief Executive Officer for only a portion of the year, i.e. from August 15, 2000, and his devoting more time to conducting other business endeavors at the outset of his tenure as Chief Executive Officer. During 2001, Mr. Craig's base salary was increased to $185,000.

     (B) Bonus

     Most executive officers and key employees are entitled to a cash bonus at the discretion of the Board of Directors. Mr. Craig entered into an employment agreement in 2001 that entitles him to a cash bonus based upon the Company's pre-tax profits, with a minimum bonus amount of $20,000. Pursuant to his then employment agreement, Mr. Pearlman was entitled to a bonus of 5% of the Company's pre-tax profits for the year 2000. As a result of the Company's loss for the year, Mr. Pearlman was not paid a bonus. Mr. Craig was also not paid a bonus for 2000 because of the Company's failure to be profitable. Mr. Owens' bonus for 2000 was based upon the profits of Chemtrusion's Indiana operations.

     (C) Stock Options

     The Company did not grant any stock options to its executive officers during 2000.

     The foregoing report of the Board of Directors shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

The Board of Directors

Walter M. Craig, Jr.
Daniel T. Murphy
Thomas D. Werblin
Fred S. Zeidman
John E. Stieglitz
Allen H. Vogel

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal controls and audit process. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's reporting process. The Company's independent accountants, BDO Seidman, LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     The Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     2. The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61(Codification of Statements on Auditing Standard, AU 380).

     3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No.1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                    The Audit Committee of The
                                    Board of Directors

                                    John E. Stieglitz

                                STOCK PERFORMANCE

     Set forth below is a graph comparing for the last five fiscal years, the yearly cumulative total stockholder return on the Common Stock, with the yearly cumulative total return on (a) the American Stock Exchange Market Value Index (the "AMEX Index") and (b) a selected group of twenty companies listed on the AMEX with similar market capitalization. The Company selected an index based upon similar market capitalization because it was unable to reasonably identify a peer group of issuers since, to the Company's knowledge, there are no companies listed on the AMEX which are engaged in the same businesses of the Company on a consolidated basis. The companies with similar market capitalization which the Company selected are all AMEX listed companies with a market capitalization on December 31, 2000 of between approximately $900,000 and $2,200,000, and they are identified on Exhibit B attached hereto.

     The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Common Stock. The comparisons assume that $100 was invested in the Company's Common Stock or the index on December 31, 1995. The yearly cumulative total return assumes the reinvestment of dividends.

                             YEAR ENDING DECEMBER 31

                           1995     1996     1997      1998       1999     2000
                           -----    -----    -----     -----     -----     -----
INTERSYSTEMS, INC.         $100    $50.00    $88.24    $47.06    $26.49   $ 5.88

AMEX  MARKET VALUE INDEX    100    101.59    127.06    136.38    174.22   179.02

PEER GROUP                  100     98.20    114.55     54.57     43.24     5.25



                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000 management of Helm provided various administrative, managerial, financial, legal and accounting services to the Company for which the Company was charged direct costs and expenses. Certain indirect administrative and managerial costs were allocated to the Company based upon certain formulas which management deems to be reasonable. During 2000 the Company paid approximately $60,000 to Helm on account of these services. Messrs. Pearlman and Lawi (who were officers and directors of the Company during 2000 and during 2001 until April and who each currently beneficially own in excess of 5% of the Company's common stock) and Stieglitz are officers and/or directors of Helm. Mr. Murphy was also an officer of Helm during 2000. Helm owns approximately 14% of the Common Stock of the Company.

     On January 15, 2000, the Company prepaid $650,000 principal amount of its outstanding 10% Convertible Debentures, Series A, due June 30, 2001, plus accrued interest. The purpose of the prepayment was to reduce indebtedness which carried a high rate of interest. Each of Messrs. Pearlman and Lawi held $200,000 principal amount of these 10% Debentures.

     In August 2000, the Company's Board of Directors retained a new president and authorized the Company to embark on a strategic new initiative to provide structured capital for small and mid-sized enterprises. During 2000 and 2001 the Company purchased participations in third party accounts receivable factored, and a loan extended, by affiliated finance companies. Messrs. Pearlman and Lawi are, and until July 2001 Mr. Murphy was, an officer and/or director of one or more of such affiliated entities. Mr. Craig is an officer, director and/or a managing director of each such affiliated entity. As of June 30, 2001, the Company's investment in such factored accounts receivable totaled $1,580,000 of an aggregate of $1,636,000 invested by all participants with respect to the acquisition of approximately $2,039,000 gross amount of receivables (which were sold by 12 unaffiliated companies located throughout the United States). These enterprises are engaged in various service and distribution businesses. The terms of the accounts receivable that were purchased require payment typically within 30 to 90 days from the date of the invoice giving rise to the receivable. The Company's participation in the factored receivables is structured such that the Company's participation is paid a monthly return of 1.25% and is repaid before the payment to others who might have participated in the funding of such receivables. As of June 30, 2001, the Company's participation in the loan extended by an affiliated entity was $208,000 of a total loan of $557,000. Such loan is secured by a security interest in all of the borrower's assets. The Company may purchase additional credit facilities or participations in credit facilities from affiliated enterprises in the future.

     On April 25, 2001 the Company sold an aggregate of $1,000,000 principal amount of convertible notes in a private placement to Coast Capital Partners, LLC., of which Mr. Craig is a managing director and a sole member. $750,000 principal amount of such notes bear interest at an annual rate equal to 11% and are convertible into shares of the Company's Common Stock at an initial conversion price of $.50 per share (the "Series A 11% Convertible Notes"). $250,000 principal amount of such notes bear interest at an annual rate equal to 13% and are convertible into shares of the Company's Common Stock at an initial conversion price of $.90 per share (the "Series A 13% Convertible Notes;" collectively, the Series A 11% Convertible Notes and the Series A 13% Convertible Notes are referred to as the "Notes"). The conversion prices are subject to adjustment for certain dilutive events. Both Notes are due on March 31, 2006 and the Company is required to offer to redeem the Notes at a 5% premium if certain events constituting a change in control of the Company occur. The Notes are secured by a security interest in all of the Company's personal property and are subordinated to indebtedness of the Company incurred to a bank or other financial institution. The purchase price for the Notes was equal to their face amount.

     In connection with Coast Capital's purchase of the Notes, Messrs. Pearlman and Lawi resigned from the Company's Board of Directors and the vacancies created thereby were filled by Messrs. Vogel and Werblin, who were nominated by Coast Capital. Messrs. Pearlman and Lawi also resigned as officers of the Company. Pursuant to an agreement with the Company, Coast Capital is entitled to nominate at least one additional director to the Company's Board of Directors who will be included in the nominees to be submitted to the Company's stockholders at its first Annual Meeting of Stockholders following such purchase, so that, if all such nominees are elected by the Company's stockholders, immediately following such meeting, Coast Capital's nominees will constitute a majority of the Company's directors. The Company agreed to hold such meeting no later than September 15, 2001. Mr. Albanese is Coast Capital's additional nominee. Pursuant to the terms of the Notes, if Coast Capital's nominees do not constitute a majority of directors by such date, it is an event of default under the Notes. Coast Capital has agreed to extend this date until October 31, 2001. Pending the election of Coast Capital's nominees, the Company is restricted from engaging in certain activities without the prior approval of Coast Capital. Simultaneous with Coast Capital's purchase of the Notes, it entered into a stockholders agreement with Messrs. Pearlman and Lawi and Helm, of which Messrs. Pearlman and Lawi are officers and directors, which provides that until March 31, 2006, Messrs. Pearlman, Lawi and Helm will vote their shares of the Company's capital stock to elect to the Company's Board of Directors the nominees of Coast Capital.

     Coast Capital has agreed with the Company to invest, or otherwise obtain, on or before March 31, 2002, an additional $750,000 in capital for the Company (including, as a possibility, obtaining a credit facility for the Company providing for borrowings of up to such amount) on such terms as the Company and Coast Capital agree so long as there is no default under the Notes and no "change of control" (as defined in the Notes) has occurred.

     Lee Albanese is a partner in the law firm of St. John & Wayne, L.L.C. During 2000 and 2001, the Company has from time-to-time retained such firm to provide legal services, and the Company expects from time-to-time to retain such firm to provide such services in the future.

     The Company is currently in negotiations with Scott Owens, the President of the Company's wholly-owned subsidiary Chemtrusion, for the sale of such subsidiary to an entity controlled by Mr. Owens. At present, the terms are expected to provide for a cash payment at closing of $400,000, a promissory note in the amount of $300,000 and future consideration estimated at $2,100,000 based on a sharing of the management fee received by Chemtrusion for operating its Indiana facility. There can be no assurance that such sale will be consummated.

                AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN

     In 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by helping the Company and its subsidiaries attract, retain, motivate, and reward key employees and consultants, including officers and directors of the Company.

     Under the Plan, the Company may grant to eligible individuals stock options to purchase the Company's Common Stock. Both non-qualified options ("Non-Qualified Options") and options intended to qualify as "Incentive" stock options ("Qualified Options") under Section 422 of the Internal Revenue Code (the "Code") may be granted under the Plan (collectively, Non-Qualified and Qualified Options are referred to as "Options"). Officers, directors, and employees of, and consultants to, the Company (or a subsidiary thereof), are eligible to receive Options under the Plan. The Company currently has approximately 164 employees, as well as four non-employee directors.

     The Plan is administered by either the Company's Board of Directors or the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Board or the Committee has the authority to determine the individuals to whom Options are to be granted, the time or times Options are to be granted, the number of shares to be covered by each Option and the terms and provisions of each Option, including the vesting thereof. An aggregate of 500,000 shares of Common Stock is currently reserved for issuance under the Plan.

     Under the Plan, the exercise price of Options shall be no less than the fair market value of the Common Stock on the date of grant. However, at no time may the exercise price of a Qualified Option granted to an individual (a "Principal Stockholder") owning more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries or of a parent, be less than 110% of the fair market value of the shares of Common Stock on the date of grant. Options may be granted for terms not exceeding ten years from the date of grant, except for Qualified Options which are granted to Principal Stockholders which may be granted for terms not exceeding five years from the date of grant. Under the terms of the Plan, the aggregate fair market value of the stock with respect to which Qualified Options are exercisable for the first time by such individual during the calendar year shall not exceed $100,000. No Options may be granted after September 2, 2007.

     Qualified Options granted to employees or directors under the Plan may be exercised only by the employee or director during his employment or his term as director with the Company or for a period of thirty (30) days (or such other period of time not exceeding three months as determined by the Committee) after voluntary or involuntary termination, or for a period of three months (or such other period of time not exceeding one year as determined by the Committee) if the employee or director ceased employment or being a director because of permanent and total disability within the meaning of Section 422(e)(3) of the Code. Such Qualified Options may, however, be exercised by the employee's or director's estate, or by any person who acquired the right to exercise such options by bequest or inheritance from the employee or director for a period of twelve months from the date of the employee's or director's death, disability or termination. If such options shall by their terms sooner expire, such Options shall not be extended as a result of the employee's or director's death, disability or termination. Options granted under the Plan need not be exercised in the order in which they are granted.

     Non-Qualified Options granted under the Plan must be exercised within ten years from the date of grant or as otherwise specified in an option granted by the Committee. At the discretion of the Committee, Non-qualified options may be transferred by the optionee to his/her immediate family, trusts for the benefit of the immediate family or partnerships or limited liability companies in which only immediate family members are partners or members, provided any such transfer is made without consideration and no subsequent transfers are permitted except by operation of law.

     With the exception of the consideration received by the Company upon the exercise of the Options granted under the Plan, no consideration is received by the Company for the granting of any Options.

     The grant of an option, whether it is a Qualified Option or a Non-Qualified Option, has no tax effect on the Company or on the Optionee.

     An Optionee will not realize taxable compensation income as a result of the exercise of a Qualified Option if the Optionee holds the shares acquired until at least one year after exercise or, if later, until two years after the date of grant of the option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is treated as an adjustment to income for purposes of the alternative minimum tax. If an Optionee acquires stock through the exercise of a Qualified Option under the Plan and subsequently sells the stock after holding the stock for the period described above, the excess of the sale price of the stock over the option exercise price will be taxed as capital gain. The gain will not be treated as compensation income except when the holding period requirements discussed above are not satisfied. A Qualified Option does not entitle the Company to an income tax deduction except to the extent that an Optionee realizes compensation income.

     When an Optionee exercises a Non-Qualified Option, the Optionee will realize taxable compensation income at that time equal to the excess of the fair market value of the stock on the date of exercise over the option price. An Optionee will generally have a basis in stock acquired through the exercise of a Non-Qualified Option under the Plan equal to the fair market value of the stock on the date of exercise. If the Optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as long-term or short-term capital gain, depending on the holding period of the stock. Any compensation income realized by an Optionee upon exercise of a Non-Qualified Option will be allowable to the Company as a deduction at the time it is realized by the Optionee.

     The Company has granted options to purchase a total of 875,000 shares of Common Stock under the Plan. None of such options have been exercised to date and all of them are currently outstanding. The exercise prices of the outstanding options range from $.25 per share to $1.50 per share. Of such options: Options to purchase 215,000 shares were granted to Walter M. Craig, Jr., Chairman of the Board of the Company and the Company's Chief Executive Officer, 150,000 of which have an exercise price of $.25 per share and expire in March 2011, 50,000 of which have an exercise price of $.50 per share and expire in March 2011, and 15,000 of which have an exercise price of $.75 per share and expire March 2011; Options to purchase 355,000 shares were granted to Herbert M. Pearlman, the Company's former Chairman of the Board and Chief Executive Officer and a current employee of the Company, 55,000 of which have an exercise price of $1.50 per share and expire in September 2002 (the "2002 Options")and 300,000 of which have an exercise price of $.50 per share and expire in March 2011; Options to purchase 175,000 shares were granted to David S. Lawi, 25,000 of which are 2002 Options and 150,000 of which have an exercise price of $.50 per share and expire in March 2011; Options to purchase 55,000 shares were granted to Fred Zeidman, a current director whose term expires on the date of the Annual Meeting as to which this Proxy Statement relates, all of which Options are 2002 Options and expire within 30 days after the date of the Annual Meeting; Options to purchase 50,000 shares were granted to Scott Owens, the President of Chemtrusion, Inc., a wholly-owned subsidiary of the Company, all of which Options are 2002 Options; and Options to purchase 25,000 shares were granted to another Employee of the Company, all of which Options are 2002 Options.

     Currently, all of the Options that are outstanding are exercisable, except that 50,000 of Mr. Craig's Options having an exercise price of $.25 per share and all of Mr. Craig's Options having an exercise price of $.50 per share and $.75 per share will not be exercisable until September 2010, subject to earlier exercisability upon the Company's attainment of certain earnings goals.

     The grant of 205,000 of Mr. Pearlman's Options, 105,000 of Mr. Lawi's Options and 65,000 of Mr. Craig's Options are subject to approval of the amendment to the Plan.

     The closing sales price of the Company's Common Stock, as reported by the American Stock Exchange, on August 15, 2001 was $.35.

     The Board of Directors has adopted an amendment to the Plan, subject to stockholder approval at the meeting, increasing the number of shares authorized to be issued upon exercise of Options granted under the Plan from 500,000 to 875,000 shares.

     The approval of the proposal to amend the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS ADOPTION, APPROVAL AND RATIFICATION OF THE AMENDMENT BY THE STOCKHOLDERS AT THE MEETING.

                        CHANGE OF THE NAME OF THE COMPANY

     In 1999 the Company sold substantially all of the assets of InterSystems, Inc., a Nebraska corporation ("InterSystems Nebraska"), including the right to use the name InterSystems. Accordingly, as part of the sale, the Company agreed to change its name from InterSystems. In addition, in August 2000 the Board of Directors retained a new president and authorized the Company to embark on a strategic new initiative to provide structured capital for small and mid-sized enterprises. In order to comply with the Company's contractual commitment to change its name and to reflect that the Company no longer is associated with its former Nebraska subsidiary and, at least, in part, is pursuing a new business focus, the following resolutions will be proposed at the Meeting for the consideration of the Company's stockholders:

     RESOLVED, that the Board of Directors is hereby authorized, in its sole discretion, to cause to be filed a Certificate of Amendment to this Corporation's Certificate of Incorporation causing Article First to read in its entirety as set forth below:

     "FIRST:  The name of the corporation is EquiFin, Inc."

     RESOLVED, that the directors and officers of the Corporation are hereby authorized and directed to execute and file all documents with the Secretary of State of Delaware and such other federal, state and local authorities, and to take such other steps, as are in their sole judgment necessary or appropriate, to give effect to such amendment and to reflect the change of the name of this Corporation to EquiFin, Inc."

     The approval of the proposal to amend the Certificate of Incorporation to change the Company's name requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE FOREGOING RESOLUTIONS.

                             VOTING ON THE PROPOSALS

     Directors will be elected by a plurality of the votes cast at the meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to the proposals to amend the Plan and change the name of the Company, abstentions may be specified and will be counted as present for purposes of the item on which the abstention is noted. Accordingly, since each of the proposals to amend the Plan and to change of the name of the Company require the approval of a majority of the outstanding shares, present in person or represented by proxy at the Meeting and entitled to vote, abstentions will have the effect of a negative vote. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they are not counted for purposes of determining whether the proposal has been approved.

                            PROPOSALS BY STOCKHOLDERS

     Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Shareholders must be received by the Company at 1011 Highway 71, Spring Lake, New Jersey, 07762, Attention Secretary, prior to May 16, 2002. The Company will be allowed to have discretionary voting authority on any proposal that is to be presented at next year's annual meeting, unless it receives notice of such proposal by no later than July 30, 2002.

                              INDEPENDENT AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman, LLP. ("BDO Seidman") as independent auditors for the Company for the year ending December 31, 2001. BDO Seidman have served as independent auditors for the Company since 1985. The Company has been advised that representatives of BDO Seidman will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

     For the fiscal year ended December 31, 2001, fees for services provided by BDO Seidman were as follows:

A.   Audit                                  $88,500

B.   Financial Information Systems
     Design and Implementation              $     0

C.   All other (consisting of services
     related to tax preparation, $16,050
     and tax consulting, $2,000)            $18,050


                                  MISCELLANEOUS

     The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgment on those matters.

     The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram, or by professional proxy solicitors acting on behalf of the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

Spring Lake, New Jersey

________________, 2001

EXHIBIT A

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

                               INTERSYSTEMS, INC.

                                     CHARTER

1.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the Company's financial reports and other financial information; the Company's systems of internal controls regarding finance and accounting; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

         - Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

         - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section 4 of this Charter. This Charter is written so as to reflect the Company's status as an issuer that files reports under Regulation S-B in accordance with applicable Securities and Exchange Commission rules and regulations.

2.       COMPOSITION

         The Audit Committee shall be comprised of two or more directors as determined by the Board, a majority of whom shall be independent directors, free from any relationship, that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of this Charter, the definition of independence found in American Stock Exchange Rule 121 A shall be utilized.

         The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

3.       MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate, at such places and times established by the Chair. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

4.       RESPONSIBILITIES AND DUTIES

         In carrying out its responsibilities, the Committee will:

         - Review and recommend to the directors the independent accountants to be selected to audit the financial statements of the Company.

         - Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and, at the conclusion thereof, review such audit, including any reports, comments and recommendations of the independent accountants.

         - Review with the independent accountants, the Company's internal auditors and financial and accounting personnel, the adequacy and effectiveness of the Company's internal accounting and financial controls, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the Company's code of conduct.

         - Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming years, and the coordination of such plans with the independent auditors.

         - Receive, prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         - Prior to filing or mailing, as the case may be, review the financial statements contained in the Company's Annual Report on Form 10-KSB and in the annual report to stockholders with management and the independent accountants to determine whether the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed and approved.

         - Review with management and the independent accountants the Company's Quarterly Reports on Form 10-QSB, as well as the matters required to be discussed by Statements of Accounting Standards ("SAS") No. 61, prior to their filing and prior to the release of earnings.

         - Review with the Company's legal counsel any legal matter that could have a significant impact on the Company's financial condition and results of operations.

         - Provide sufficient opportunity for the internal auditors and independent accountants to meet with the members of the Committee without members of management present. Among the items to be discussed at these meetings are the independent accountant's evaluation of the Company's financial, accounting and auditing personnel, the cooperation that the independent auditors received during the course of the audit and restrictions on the scope of the audit, if any.

         - Review accounting and financial human resources and succession planning within the Company.

         - Submit minutes of all meetings of the Committee to, or discuss the matters discussed at each of the Committee meetings with, the Board of Directors.

         - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         - On an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships the independent accounts have with the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

                                                                       EXHIBIT B

Plymouth Rubber Company

Collegelink.Com Incorporated

Exx Inc.

Greenbriar Corporation

QC Optics, Inc.

Environmental Safeguards, Inc.

Essex Bancorp. Inc.

Healthcare Integrated Services

Creative Computer Application Co.

Hampton Industries, Inc.

Frontline Communications Corp.

International Airline Support

Iparty Corp.

Healthy Planet Products, Inc.

Medium4 Com Inc.

Star Struck Ltd.

Coast Distribution System

Morgan's Foods, Inc.

Marlton Technologies, Inc.

Take To Auction.Com, Inc.

                                                                         ANNEX A

                               INTERSYSTEMS, INC.
                             1997 STOCK OPTION PLAN

1. PURPOSES. The purposes of this 1997 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Directors and Employees of the Company or its subsidiaries (as defined in Section 2 below) to whom options may be granted under this Plan, and to promote the success of the Company's business.

         Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("ISO's"), or "Non-ISO's," at the discretion of the Board and as reflected in the terms of the written option agreement.

         The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

2. DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Committee appointed under Section 4(a) hereof, or, in the absence of such appointment, the Board of Directors of the Company.

         (d) "Common Stock" shall mean the Common Stock of the Company par value $.01 per share.

         (e) "Company" shall mean InterSystems, Inc., a Delaware corporation.

         (f) "Continuous Service or Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee or Director. Continuous Status as an Employee or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

         (g) "Director" shall mean any person serving on the Board of Directors.

         (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" shall mean the closing bid price of the Company's Common Stock as reported on the American Stock Exchange (or if the Common Stock is not traded on the American Stock Exchange, on the Exchange Quotation System or Electronic Bulletin Board which reports or quotes the closing prices for a share of the Company's Common Stock) for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) as reported in the Wall Street Journal (or if the Wall Street Journal no longer reports such price, any newspaper, trade journal or quotation service selected by the Committee); or, if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (l) "Non-ISO" shall mean an Option granted under the Plan to purchase stock which is not intended by the Committee to satisfy the requirements of
Section 422 of the Code.

         (m) "Option" shall mean a stock option granted pursuant to the Plan.

         (n) "Option Price" shall mean the price per Option Share at which an Option may be exercised.

         (o) "Optioned Stock" shall mean the Common Stock subject to an Option.

         (p) "Optionee" shall mean an Employee or Director who receives an Option.

         (q) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (r) "Plan" shall mean this InterSystems, Inc. 1997 Stock Option Plan, as amended from time to time.

         (s) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

         (t) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (u) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         (v) "Ten Percent Shareholder" shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. STOCK AUTHORIZED. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan shall not exceed eight hundred seventy-five thousand (875,000) shares of authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4. ADMINISTRATION.

         (a) Procedure. The Plan shall be administered by the Board of Directors or by a Committee of not fewer than two members of the Board of Directors (the "Committee") to be designated by the Board of Directors of the Company. No member of the Committee shall be eligible at any time during his or her tenure to receive Options under the Plan. In addition, no member of the Committee shall have received any Options under the Plan during the one (1) year period prior to his or her tenure on the Committee. A majority vote of the members of the Committee shall be required for all of its actions. The provisions of the immediately preceding two sentences shall not be applicable to the extent Rule 16b-3 is amended such that similar requirements are no longer applicable for the exemption offered thereunder.

                  A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law. The Board of Directors may from time to time elect members of the Committee in substitution for and in addition to members previously elected, may fill vacancies in the Committee, however caused, and may discharge the Committee. Duly authorized actions of the Committee shall constitute actions of the Board of Directors for the purpose of this Plan and the administration thereof. Notwithstanding anything to the contrary contained herein unless the last sentence of the first paragraph of Section 4(a) is applicable, no member of the Committee shall serve as such under this Plan unless such person is a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) of the Exchange Act.

         (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant "Non-ISO's;" (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8(a) of the Plan;
(iv) to determine the Employees and Directors to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. ELIGIBILITY. Options may be granted only to consultants, advisors, Employees and to Directors who are not serving on the Committee, except to the extent provided in the last sentence of the first paragraph of Section 4(a). Any Employee or Director, consultant or advisor who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

         Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

         To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted any Optionee which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO's. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

6. EFFECTIVE DATE AND TERM OF PLAN. The effective date of this Plan ("Effective Date") shall be the date it is adopted by the Board, provided the stockholders of the Company (acting at a duly called meeting of such stockholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

         Subject to the provisions of Section 13 hereof, no Option shall be granted under this Plan on or after the earlier of:

         (a) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

         (b) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) has been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

7. TERM OF OPTION. An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that if any Employee or Director, at any time an Incentive Stock Option is granted to him, owns stock representing more than ten percent of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee or Director, or by or for any corporation, partnership, state or trust of which such Employee or Director is a shareholder, partner or beneficiary), the Incentive Stock Option granted him shall not be exercisable after the expiration of five years from the date of grant or such earlier expiration as provided in the particular Option agreement.

8. EXERCISE PRICE AND CONSIDERATION.

         (a) The Option Price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

                  (i) In the case of an Incentive Stock Option

                           (A) granted to an Employee who, immediately before
the grant of such Incentive Stock Option, owns stock (considering attribution under Section 424(d) of the Code) representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the Option Price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                           (B) granted to an Employee, the per share exercise
price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check or a promissory note.

9. EXERCISE OF OPTION.

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Service as an Employee or Director. If the Continuous Service of any Employee or Director terminates, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he ceases to be an Employee or Director of the Company, exercise his Option to the extent that he was entitled to exercise it as of the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Optionee who is at the time of his becoming disabled an Employee or Director is unable to continue his Continued Service with the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Code, as amended), he may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his Option to the extent he was entitled to exercise it at the date of such disability and to the extent such Option has not already expired by its terms. To the extent that he was not entitled to exercise the Option at the date of disability, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         (d) Death of Optionee. In the event of the death of an Optionee:

                  (i) during the term of the Optionee who is at the time of his death an Employee or Director of the Company and who shall have been in Continuous Status as an Employee or Director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

                  (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee or Director, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination and not yet expired.

10. TRANSFERABILITY OF OPTIONS.

         (a) Incentive Stock Options. The Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         (b) Non-qualified Stock Options. The Committee may, in its discretion, authorize all or a portion of the options to be granted to the Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren or parents of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or
(iii) a partnership or limited liability company in which such Immediate Family Members are the only partners or members, provided that (x) there is no consideration paid for any such transfer and (y) subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 4, 5, 8 and 9 hereof, the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 9 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified at Section 9 hereof.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

12. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

13. AMENDMENT AND TERMINATION OF THE PLAN.

         (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

                  (i) any material increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan; or

                  (ii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3 or Section 422 of the Code.

         (b) Shareholder Approval. Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 19 of the Plan.

         (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. RIGHTS AS A STOCKHOLDER. The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. CANCELLATION AND NEW GRANT OF OPTIONS, ETC. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefore of new options under the Plan covering the same or different numbers of shares and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

16. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. OPTION AGREEMENT. Options shall be evidenced by written Option agreements in such form as the Committee shall approve. The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code.

19. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such stockholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

20. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

22. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

23. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

24. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

25. HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

26. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

                                                                PRELIMINARY COPY

                               INTERSYSTEMS, INC.

                                  FORM OF PROXY

     The undersigned hereby appoints WALTER M. CRAIG, JR. and DANIEL T. MURPHY, and each of them with full power of substitution, proxies to vote all shares of common stock of InterSystems, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders on October 24, 2001, and at any adjournment thereof on the items of business set forth on the reverse and on such other business as may properly come before the meeting.

/x/      PLEASE MARK YOUR           NOMINEES:  DANIEL T. MURPHY, LEE
         VOTES AS IN THIS                      ALBANESE,  THOMAS D.
         EXAMPLE.                              WERBLIN, JOHN E. STIEGLITZ

                         FOR                   WITHHOLD AUTHORITY


         Election of     / /                              / /
         all nominees
         as directors
         until their
         successors shall be
         duly elected

TO WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEE(S), PRINT NAMES BELOW


--------------------------------------------------------------------------------


Proposal to approve, adopt, and ratify an amendment to the Company's 1997 Stock Option Plan

                  FOR               AGAINST          ABSTAIN

                  / /                 / /              / /

         Proposal to adopt the Amendment to the Company's Certificate of Incorporation to change the corporate name to EquiFin, Inc.

                  FOR               AGAINST          ABSTAIN

                  / /                 / /              / /

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE UNDERSIGNED FAILS TO SPECIFY HOW THE PROXY IS TO BE VOTED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE PROPOSALS.


                        (L.S.)                        (L.S.) DATE           2001
------------------------      ------------------------           -----------
SIGNATURE OF STOCKHOLDER      SIGNATURE OF STOCKHOLDER

NOTE: (Please sign your name exactly as it appears on the proxy. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the proxy).




                                        2